Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 20, 2006, except for Note 16, as to which the date is January 26, 2007, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-138262) and related Prospectus of Opnext, Inc.

/s/ Ernst & Young LLP

New York, New York
February 9, 2007